                                                           Registration No. 333-
       As filed with the Securities and Exchange Commission on February 26, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ___________________


                         VIRGINIA FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


              VIRGINIA                                  54-1829288
      (State of Incorporation)              (I.R.S. Employer Identification No.)

                               102 S. Main Street
                            Culpeper, Virginia 22701
                                 (540) 825-4800
          (Address of principal executive offices, including zip code)

                         Virginia Financial Group, Inc.
                              Stock Incentive Plan
                            (Full title of the plan)
                          ____________________________

                                Jeffrey W. Farrar
              Executive Vice President and Chief Financial Officer
                         Virginia Financial Group, Inc.
                               102 S. Main Street
                            Culpeper, Virginia 22701
                                 (540) 825-4800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                                Scott H. Richter
                               LeClair Ryan, P.C.
                      707 East Main Street, Eleventh Floor
                            Richmond, Virginia 23219

                           ________________________
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
  Title of each class of securities         Amount to be       Proposed maximum           Proposed maximum           Amount of
           to be registered                registered (1)     offering price per         aggregate offering        registration
                                                                     share                     price(2)                 fee
------------------------------------------------------------------------------------------------------------------------------------

    Common Stock, $5.00 par value          750,000 shares            $20.50                  $15,375,000              $1,415
====================================================================================================================================

(1) This Registration Statement also relates to such indeterminate number of additional shares of common stock of the Registrant as may be issuable as a result of a stock dividend, stock split, split-up, recapitalization or similar event.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933. Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.       Incorporation of Documents by Reference.

         Virginia Financial Group, Inc. hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission.

         (a) The Annual Report on Form 10-K for the fiscal year ended December 31, 2000 of Virginia Financial Corporation (predecessor to Virginia Financial Group, Inc.).

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c) The description of Virginia Financial's common stock contained in its Registration Statement on Form 8-A (Amendment No. 1 to Form 8-B), as filed with the Commission on February 22, 2002.

         All documents subsequently filed by Virginia Financial pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement


Item 2.       Description of Securities.

         Not applicable.

Item 3.       Interests of Named Experts and Counsel.

         Not applicable.

Item 4.       Indemnification of Directors and Officers.

         The laws of the Commonwealth of Virginia pursuant to which Virginia Financial is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The articles of incorporation of Virginia Financial, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of Virginia Financial as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made party by reason of his or her being or having been a director or officer of Virginia Financial, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

         Virginia Financial has purchased officers' and directors' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of Virginia Financial against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by Virginia Financial and (2) Virginia Financial to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 5.       Exemption from Registration Claimed.

         Not applicable.

Item 6.       Exhibits.

    Exhibit Number                   Description of the Exhibit
    --------------                   --------------------------

          4.1       Articles of Incorporation of Virginia FinanciaL Group, Inc.*

            4.2        Bylaws of Virginia Financial Group, Inc.*

            5.0        Opinion of LeClair Ryan, A Professional Corporation.**

           23.1 Consent of Yount, Hyde & Barbour, P.C. as accountants for Virginia Financial Group, Inc.**

           23.2        Consent of LeClair Ryan (included in Exhibit 5.0).

           99.0        Virginia Financial Group, Inc. Stock Incentive Plan.**

         ______________________________
* Incorporated herein by reference from Virginia Financial's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2002.

**       Filed herewith.

Item 7.         Undertakings.

         The undersigned registrant hereby undertakes:

         (a)    (1)      To file, during any period in which offers or sales are
being made, a post-effective amendment to this registration statement:

                         (i)    To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                         (ii)   To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii)  To include any material information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Staunton, Commonwealth of Virginia on February 26, 2002.

                                     VIRGINIA FINANCIAL GROUP, INC.

                                     By: /s/ O.R. Barham, Jr.
                                        ----------------------------------------
                                          O.R. Barham, Jr.
                                          President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                               Capacity                                 Date
          ---------                               --------                                 ----
/s/ O.R. Barham, Jr.                      President, Chief Executive Officer         February 26, 2002
--------------------------------------
O.R. Barham, Jr.                          and Director (principal executive
                                          officer)


/s/ Jeffrey W. Farrar                     Executive Vice President and Chief         February 26, 2002
--------------------------------------
Jeffrey W. Farrar                         Financial Officer (principal
                                          financial officer)


/s/ Harry V. Boney, Jr.                   Chairman of the Board of Directors         February 26, 2002
--------------------------------------
Harry V. Boney, Jr.


/s/ Taylor E. Gore                        Director                                   February 26, 2002
--------------------------------------
Taylor E. Gore

          Signature                                      Capacity                  Date
          ---------                                      --------                  -----
/s/ Lee S. Baker                                          Director           February 26, 2002
----------------------------------------------
Lee S. Baker


/s/ Benham M. Black                                       Director           February 26, 2002
----------------------------------------------
Benham M. Black


/s/ Fred D. Bowers                                        Director           February 26, 2002
----------------------------------------------
Fred D. Bowers


/s/ E. Page Butler                                        Director           February 26, 2002
----------------------------------------------
E. Page Butler


/s/ Gregory L. Fisher                                     Director           February 26, 2002
----------------------------------------------
Gregory L. Fisher


/s/ Christopher M. Hallberg                               Director           February 26, 2002
----------------------------------------------
Christopher M. Hallberg


/s/ Jan S. Hoover                                         Director           February 26, 2002
----------------------------------------------
Jan S. Hoover


/s/ W. Robert Jebson                                      Director           February 26, 2002
----------------------------------------------
W. Robert Jebson

          Signature                                 Capacity                   Date
          ---------                                 --------                   ----
/s/ Martin F. Lightsey                              Director             February 26, 2002
------------------------------------------
Martin F. Lightsey


/s/ Presley W. Moore, Jr.                           Director             February 26, 2002
------------------------------------------
Presley W. Moore, Jr.


/s/ H. Wayne Parrish                                Director             February 26, 2002
------------------------------------------
H. Wayne Parrish


/s/ James S. Quarforth                              Director             February 26, 2002
------------------------------------------
James S. Quarforth


/s/ Thomas F. Williams, Jr.                         Director             February 26, 2002
------------------------------------------
Thomas F. Williams, Jr.

                                  EXHIBIT INDEX

     Exhibit Number                  Description of the Exhibit
     --------------                  --------------------------

          4.1            Articles of Incorporation of Virginia Financial Group,
                         Inc.*

          4.2            Bylaws of Virginia Financial Group, Inc.*

          5.0            Opinion of LeClair Ryan, A Professional Corporation.**

          23.1 Consent of Yount, Hyde & Barbour, P.C. as accountants for Virginia Financial Group, Inc.**

          23.2           Consent of LeClair Ryan (included in Exhibit 5.0).

          99.0           Virginia Financial Group, Inc. Stock Incentive Plan.**

         _____________________
* Incorporated herein by reference from Virginia Financial's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2002.

**       Filed herewith.